EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the AutoNation 401(k) Plan, of our report dated April 30, 2004 with respect to the financial statements of the Plan included in the Plan’s Annual Report on the Form 11-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois
June 18, 2004